As filed with the Securities and Exchange Commission on November 1, 2012
Registration No. 333- 164450

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Post-Effective Amendment No. 1
to
Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

CULLMAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

_______________

Federal	63-0052835
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

316 Second Avenue S.W., Cullman, Alabama
(256)-734-1740
(Address, including zip code, telephone number,
including area code, of registrant’s principal executive offices)

Cullman Savings Bank Profit Sharing Plan
 (Full Title of the Plan)
______________

Copies of all correspondence to:

Mr. John Riley	Kip A. Weissman, Esq.
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Cullman Bancorp, Inc.	5335 Wisconsin Avenue, N.W., Suite 780
316 Second Avenue S.W.	Washington, D.C. 20015
Cullman, Alabama 35055	(202) 274-2000
(256) 734-1740	(202) 362-2902 Facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                                                          Accelerated filer                                                       
Non-accelerated filer                                                                            Smaller reporting company                                    ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 filed on January 21, 2010 (the “Registration Statement”), File No. 333-164450, which originally registered an indeterminate amount of participation interests to be offered or sold pursuant to the Cullman Savings Bank Profit Sharing Plan (the “Plan”).  This Post-Effective Amendment is filed to deregister all participation interests originally registered under the Registration Statement and to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cullman, State of Alabama, on this 1st day of November

                                                                                                                                                                     CULLMAN BANCORP, INC.

                                                                                                                                                                     By:   /s/ John A. Riley, III
                                                                                                                                                                             John A. Riley, III
                                                                                                                                                                            President Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

By:	/s/ John A. Riley, III	President and Chief Executive Officer (Principal Executive Officer)	November 1, 2012
John A. Riley, III

By:	/s/ Michael Duke	Senior Vice President and Chief Financial	November 1, 2012
	Michael Duke	(Principal Financial and Accounting Officer)

By:	/s/ Dr. William Peinhardt	Chairman of the Board	November 1, 2012
Dr. William Peinhardt

By:	/s/ Dr. Paul Bussman	Director	November 1, 2012
Dr. Paul Bussman

By:	/s/ Kim Chaney	Director	November 1, 2012
Kim Chaney

By:	/s/ Nancy McClellan	Director	November 1, 2012
Nancy McClellan